China INSOnline Corp.'s Successful Completion of 2009 Annual Shareholders Meeting

Additional Grace Period Granted by NASDAQ

NEW YORK, July 6 /PRNewswire-Asia-FirstCall/ -- China INSOnline Corp. (Nasdaq: CHIO) announced today that it had successfully held its 2009 annual shareholders meeting, pursuant to which seven members of the board of the directors were elected and CHIO's 2010 stock option plan was approved. Meanwhile, China INSOnline Corp. (the "Company") was granted an additional 180 days to regain its compliance with the NASDAQ rules on bid price.

On June 29, 2010, the Company successfully held its 2009 annual shareholders meeting ("Annual Meeting"). A quorum were present and the majority of the shareholders, present in person or through proxy, at the Annual Meeting, elected and voted FOR during the Annual Meeting, the Company's 2010 stock option plan and the following people as the members of the board of directors of the Company (the "Board"): Zhenyu Wang, Junjun Xu, Yuefeng Wang, Yinan Zhang, Xiaoshuang Chen, Renbin Yu and Yong Bian

The Board adopted a board resolution on June 30, 2010 appointing Mr. Yuefeng Wang, Mr. Yinan Zhang and Mr. Yong Bian as the members of the Audit Committee, with Mr. Yuefeng Wang acting as the Chairman of the Audit Committee; Mr. Yuefeng Wang, Mr. Yinan Zhang and Mr. Yong Bian as the members of the Nominating Committee, with Mr. Yinan Zhang acting as the Chairman of the Nominating Committee; and Mr. Yuefeng Wang, Yinan Zhang and Mr. Yong Bian as the members of the Compensation Committee, with Mr. Yong Bian acting as the Chairman of the Compensation Committee.

Also on June 29, 2010 (the "Notice Date"), the Company received a letter from the NASDAQ Listing Qualifications Department (the "Letter") indicating that on June 28, 2010, the Company met all initial inclusion criteria for the NASDAQ Capital Market under NASDAQ Listing Rule 5505 (except for bid price), therefore, and in accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company received an additional one hundred eighty (180) calendar days from the Notice Date (the "Additional Grace Period") to regain compliance in connection with the bid price of the Company's common stock, par value $0.001 per share (the "Common Stock"). In order to regain compliance, the bid price for the Common Stock must have a closing bid price of $1.00 per share or greater for a minimum of ten (10) consecutive business days during the Additional Grace Period ending December 27, 2010.

The Company intends to monitor the closing bid price of its Common Stock and will consider implementing available options to regain compliance with the NASDAQ continued listing requirement.

"First of all, we are pleased the NASDAQ has granted the Company an additional 180 days to comply with the bid price rule of our common stock. Our management remains highly focused on implementing new growth initiatives and available options to regain the compliance." Commented Mrs. Junjun Xu, the CEO of China INSOnline Corp., "Additionally, we would like to thank all shareholders who voted and participated in our 2009 annual shareholders meeting. It was a successful acknowledgement and conclusion for what the Company has accomplished in the fiscal year 2009. Our management team will continue to work diligently to expand our business operations, increase revenue and profitability, and create more value for our shareholders in the coming years."

About China INSOnline Corp.

China INSOnline Corp., incorporated in Delaware and headquartered in Beijing, is a licensed insurance agency in the People's Republic of China. Representing major insurance underwriting firms in China, the Company offers online automobile, property and life insurance services through its industry web portal, http://www.soobao.cn . The Company's online platform also provides consumers, agents and insurance companies with online transaction capabilities, advertising, online inquiry, news circulation, statistical analysis and software development services. For additional information, please visit http://www.china-insonline.com .

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the Company's operations, financial performance and condition. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The Company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, but not limited to, the impact of competitive products, pricing and new technology; changes in consumer preferences and tastes; and effectiveness of marketing; changes in laws and regulations; fluctuations in costs, and other factors as those discussed in the Company's reports filed with the Securities and Exchange Commission from time to time. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:
IR Department
Tel:   +1-212-945-7558
Email: ir@soobao.cn
Web:   http://www.china-insonline.com

SOURCE China INSOnline Corp.